UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2025

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

1-2-33, Higashigotanda, Shinagawa, Tokyo, Japan	141-0022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +81-3-6409-6966

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 26, 2025, HeartCore Enterprises, Inc. (the “Company”) held its 2025 virtual annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1. Election of Directors

Each of the following five nominees was elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next annual meeting of stockholders and until their successors have been duly elected and have qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Sumitaka Yamamoto	15,681,410	-	12,712	1,833,722
Ferdinand Groenewald	15,668,016	-	26,106	1,833,722
Kimio Hosaka	15,681,410	-	12,712	1,833,722
Yoonji Lee	15,680,625	-	13,497	1,833,722
Koji Sato	15,680,573	-	13,549	1,833,722

2. Ratification of the Company’s Independent Registered Public Accounting Firm

Stockholders ratified the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
17,471,545	55,422	877	-

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 26, 2025	HEARTCORE ENTERPRISES, INC.

	By:	/s/ Sumitaka Yamamoto
Sumitaka Yamamoto
Chief Executive Officer